UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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AMB PROPERTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2003

Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of AMB PROPERTY CORPORATION. The Annual Meeting will be held on May 22, 2003, at 2:00 p.m., Pacific time, at AMB Property Corporation’s headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111. Information about the Annual Meeting and the matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a proxy card and return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete and return your proxy card in the enclosed envelope as promptly as possible. Returning your proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     AMB’s 2002 Annual Report is also enclosed. We encourage you to read our Annual Report and hope you will find its message interesting and useful. Thank you for your continued interest in AMB.

Sincerely,

/s/ Hamid R. Moghadam HAMID R. MOGHADAM Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
Stock Performance Graph
Audit Committee Report
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE FINANCIAL EXPERT
AUDITORS
AVAILABLE INFORMATION
OTHER MATTERS
Appendix A
Appendix B
Proxy Card

AMB PROPERTY CORPORATION
Pier 1, Bay 1
San Francisco, California 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2003

To the Stockholders of AMB Property Corporation:

TIME	2:00 p.m., Pacific time, on May 22, 2003

PLACE	AMB Property Corporation Pier 1, Bay 1 San Francisco, California 94111

ITEMS OF BUSINESS	(1) To elect nine directors to our Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE	Holders of shares of our Common Stock of record at the close of business on March 5, 2003 are entitled to notice of and to vote at the Annual Meeting.

ANNUAL REPORT	Our 2002 Annual Report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote by proxy over the Internet, by telephone or by mail using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

/s/ Tamra D. Browne TAMRA D. BROWNE Senior Vice President, General Counsel and Secretary

March 14, 2003
San Francisco, California

AMB PROPERTY CORPORATION
Pier 1, Bay 1
San Francisco, California 94111

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2003

PROXY STATEMENT

INTRODUCTION

General

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of AMB Property Corporation, a Maryland corporation, of proxies from the holders of our issued and outstanding shares of Common Stock to be voted at the Annual Meeting of Stockholders and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held on May 22, 2003 at our headquarters, which is located at Pier 1, Bay 1, San Francisco, California 94111, beginning at 2:00 p.m., Pacific time (the “Annual Meeting”).

     At the Annual Meeting, the items of business that you will be asked to consider and vote upon are:

1.	The election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; and

2.	Such other business as may properly come before the Annual Meeting.

     This proxy statement and accompanying form of proxy are being sent to holders of our Common Stock at the close of business on the record date, which is March 5, 2003. This proxy statement and accompanying form of proxy are first being mailed to you on or about March 14, 2003.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMB PROPERTY CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

     Our executive offices are located at Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000. References herein to “we,” “us” and “our” refer to AMB Property Corporation and its subsidiaries, unless the context otherwise requires.

Voting and Revocation of Proxies

     Your vote is important. Because most of our stockholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Stockholders generally have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. If you vote by proxy over the Internet, please be aware that you may incur costs such as telecommunications and Internet access charges for which you will be responsible. The Internet and telephone proxy voting facilities for stockholders of record will close at 9:00 p.m., Pacific time, on May 21, 2003.

     The Internet and telephone proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Annual Meeting.

     You may revoke your proxy at any time before it is exercised by timely delivering to Tamra D. Browne, the Secretary of AMB Property Corporation, a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

     AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies by telephone or over the Internet. Accordingly, proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Maryland law.

     All shares of Common Stock entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in accordance with your instructions. If no instructions are indicated on a properly completed proxy, the shares of Common Stock represented by that proxy will be voted as recommended by the Board of Directors.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

     Stockholders at the close of business on the record date, March 5, 2003, are entitled to notice of and to vote at the Annual Meeting. As of March 5, 2003, there were 81,259,336 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Required Vote

     A majority of the shares of Common Stock outstanding must be represented, in person or by proxy, at the Annual Meeting to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares of our Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     A plurality of the votes cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker “non-votes” are not counted for purposes of the election of directors and do not have an effect on the result of the vote for the election of directors.

Cost of Proxy Solicitation

     The cost of soliciting proxies will be paid by us. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. These people will not be specially compensated for their solicitation of proxies.

     In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our Common Stock.

Advance Notice Procedures

     Deadline for Submitting Stockholder Proposals for Inclusion in Our 2004 Proxy Statement. Rule 14a-8 of the Securities Exchange Act of 1934 provides that certain stockholder proposals must be included in the proxy statement for our annual meeting. For a stockholder proposal to be considered for inclusion in the proxy statement for our 2004 annual meeting of stockholders, it must be received by us no later than November 17, 2003.

     Deadline for Submitting Nominations for Director and Other Stockholder Proposals Outside of Rule 14a-8. Under our Bylaws, nominations for director may be made only by the Board or a committee of the Board, or by a stockholder entitled to vote who delivered notice to us not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then, for notice to be timely, the stockholder must deliver it to us not later than the close of business of the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     Our Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in our Bylaws) within the time limits described above for delivering notice of a nomination for the election of a director. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting other than pursuant to the procedures in Rule 14a-8.

     A copy of the full text of our Bylaws may be obtained by writing to our Secretary at Pier 1, Bay 1, San Francisco, California 94111.

The date of this proxy statement is March 14, 2003.

PROPOSAL 1: ELECTION OF DIRECTORS

     Our Board of Directors consists of nine directors. A majority of the Board must be independent directors. In general, an independent director is a director who is not, and has not been for a period of at least three years, an employee, officer or affiliate of AMB Property Corporation or a subsidiary or a division thereof, or a relative of an executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel, receiving compensation on a continuing basis from us in addition to director’s compensation; provided, however, that if a director is an individual member of such an organization, the Board may determine, in its business judgment, that such relationship does not interfere with the director’s exercise of independent judgment and deem such director to be an independent director. Seven of the nine presently elected directors are independent directors. All members of the Board serve a one-year term, which expires at the following annual meeting of stockholders when their successors are duly elected and qualified.

     The shares represented by the enclosed proxy will be voted for the election of each of the nominees named below, unless you indicate in the proxy that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement or death.

     The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting: Hamid R. Moghadam, W. Blake Baird, T. Robert Burke, David A. Cole, J. Michael Losh, Frederick W. Reid, Jeffrey L. Skelton, Ph.D., Thomas W. Tusher and Caryl B. Welborn, Esq. Mr. Reid is a new nominee to the Board of Directors. Each of the other nominees is currently serving as a director of AMB Property Corporation. The Board of Directors recommends a vote FOR the election of the nominees as directors.

     Each of the nominees has consented to be named in this proxy statement and to serve as a director if elected. The principal occupation and certain other information regarding the nominees is set forth below. Information about each nominee’s share ownership can be found on page 20.

Nominees For Director

		Director	Position(s) Currently
Nominees for Director	Age	Since	Held with the Company

Hamid R. Moghadam	46	1997	Chairman of the Board and Chief Executive Officer
W. Blake Baird	42	2001	Director and President
T. Robert Burke	60	1997	Director
David A. Cole	60	2000	Director
J. Michael Losh	56	2003	Director
Frederick W. Reid	52	–	Nominee for Director
Jeffrey L. Skelton, Ph.D.	53	1997	Director
Thomas W. Tusher	61	1997	Director
Caryl B. Welborn, Esq	52	1997	Director

     Hamid R. Moghadam, one of the founders (in 1983) of the predecessor to AMB Property Corporation, is our Chairman of the Board of Directors and our Chief Executive Officer. Mr. Moghadam is also a member of the Executive Committee of the Board. Mr. Moghadam has over 20 years of experience in real estate. Mr. Moghadam holds bachelor’s and master’s degrees in engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University. He is the First Vice Chair of the Board of Governors of the National Association of Real Estate Investment Trusts, is a founding member of the Real Estate Roundtable, is a member of the Young Presidents’ Organization and has served on various committees of the Massachusetts Institute of Technology. He is also a member of the board of directors of Plum Creek Timber Company and Stanford Management Company, and is a Trustee of the Bay Area Discovery Museum.

     W.     Blake Baird is a director of AMB Property Corporation and our President. From January 1999 until December 1999, he served as our Chief Investment Officer. Prior to joining us in January 1999, Mr. Baird was a Managing Director of Morgan Stanley Dean Witter & Co., where he spent 15 years, most recently as head of Real Estate Investment Banking for the Western United States. Mr. Baird holds a B.S. in Economics from the Wharton School (magna cum laude) and a B.A. in History from the College of Arts and Sciences (magna cum laude) at the University of Pennsylvania. He also holds an M.B.A. from New York University. Mr. Baird is a member of the Board of Directors of The Center for Real Estate Enterprise Management and a former member of the Board of Governors of the National Association of Real Estate Investment Trusts.

     T. Robert Burke, one of the founders (in 1983) of the predecessor to AMB Property Corporation, is a director of AMB Property Corporation. From November 1997 to December 1999, Mr. Burke was our Chairman of the Board. He was formerly a senior real estate partner with Morrison & Foerster LLP and, for two years, served as that firm’s Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School. He is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts and is a Trustee of Stanford University. He is also the former Chairman of the Board of Directors of the Pension Real Estate Association.

     David A. Cole is a director of AMB Property Corporation and is Chairman Emeritus of Kurt Salmon Associates, Inc. Mr. Cole was named Chairman of the Board and Chief Executive Officer of Kurt Salmon Associates in January 1988. He retired as Chief Executive Officer in December 1998 and continued to serve as Chairman of the Board until January 2001. Mr. Cole holds a bachelor’s degree in engineering from Auburn University and has successfully completed the Advanced Management Program at Harvard Business School. Mr. Cole is member of the board of directors of PRG-Schultz International, Inc., a publicly traded provider of audit recovery services, and serves on their compensation committee. He is also a member of the board of directors of Junior Achievement of Georgia and the Voluntary Interindustry Commerce Standards Committee.

     J. Michael Losh is a director of AMB Property Corporation. Mr. Losh spent 36 years with General Motors Corporation, most recently as Executive Vice President and Chief Financial Officer of General Motors from July 1994 through August 2000 and as chairman of GMAC, General Motor’s financial services group, from July 1994 until April 1999. He oversaw major capacity expansion programs and integrated finance functions when he served as finance director of General Motors do Brazil from 1979 to 1982 and as managing director of General Motors de Mexico from 1982 to 1984. In July 1984, Mr. Losh was elected Vice President of General Motors and General Manager of the Pontiac Division; and in June 1989, he was named Vice President and General Manager of the Oldsmobile Division. From 1992 to 1994, Mr. Losh served as Group Vice President in charge of North American Vehicle Sales, Service and Marketing. Mr. Losh holds a B.S. in Mechanical Engineering from Kettering University and an M.B.A. from Harvard University. He currently serves on the boards of Cardinal Health, H.B. Fuller and Metaldyne Corporation.

     Frederick W. Reid is a nominee for director of AMB Property Corporation. Mr. Reid is the President and Chief Operating Officer of Delta Airlines and serves as Chairman of the board for Delta Connection Inc. Mr. Reid joined Delta in July 1998 as Executive Vice President and Chief Marketing Officer and was appointed President and Chief Operating Officer in May 2001. Before joining Delta, Mr. Reid served as President and Chief Operating Officer of Lufthansa German Airlines from April 1997 to June 1998, as Executive Vice President from 1996 to March 1997 and as Senior Vice President, The Americas from 1991 to 1996. Between 1976 and 1991, Mr. Reid held various management positions at Pan American World Airways and American Airlines, based in Western Europe, the Middle East and South Asia. Mr. Reid holds a B.A. degree in Asian Studies. He is a member of the Board of Trustees of the Solomon R. Guggenheim Foundation in New York, the Board of Directors of the High Museum of Art in Atlanta, and also serves on the Advisory Board for the Taub Institute for Research on Alzheimer’s Disease and the Aging Brain.

     Jeffrey L. Skelton, Ph.D., is a director of AMB Property Corporation. He is President and Chief Executive Officer of Symphony Asset Management, a subsidiary of The John Nuveen Company, an investment management firm. Prior to founding Symphony Asset Management in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1984 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Dr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Walter A. Haas School of Business.

     Thomas W. Tusher is a director of AMB Property Corporation. He was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996, when he retired. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989, a position he held until his retirement at the end of 1996. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor’s degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a director of Cakebread Cellars and Dash America (Pearl Izumi). He is a former director of Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the advisory board of the Walter A. Haas School of Business at the University of California at Berkeley. Mr. Tusher is also a director of the World Wildlife Fund and a member of the Advisory Council of Stanford University’s Graduate School of Business.

     Caryl B. Welborn, Esq., is a director of AMB Property Corporation. She is a commercial real estate attorney in San Francisco and, prior to starting her own firm in 1995, she was a partner with Morrison & Foerster LLP from 1982 to 1995. Ms. Welborn has a bachelor’s degree from Stanford University and a J.D. degree from the Law School at the University of California at Los Angeles. She has served as the President of the American College of Real Estate Lawyers and has held leadership positions in the American Bar Association. She is also a member of Lambda Alpha. Ms. Welborn is a program chair and frequent lecturer on real estate issues nationally and has published numerous articles in professional publications.

Board of Directors Meetings and Attendance

     Pursuant to the Maryland General Corporation Law and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman of the Board and our officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

     During 2002, the Board held four meetings and acted by unanimous written consent six times. No director attended fewer than 75% of (a) the total number of meetings of the Board while they were on the Board and (b) the total number of meetings of the committees of the Board on which such directors served.

Board Committees

     The Board of Directors of AMB Property Corporation has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee.

     Audit Committee. The Audit Committee currently consists of four independent directors, as defined by the New York Stock Exchange’s listing standards: Ms. Welborn, the Chair, Mr. Losh, Lynn M. Sedway and Dr. Skelton. Ms. Sedway will serve on the Audit Committee until the Annual Meeting. The purposes of the Audit Committee are to (a) assist the Board in the oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) our internal control environment and risk management, including our Code of Business Conduct, and (v) the performance of the independent auditor and our internal audit function, and (b) prepare the report of the Audit Committee, which is included in this Proxy Statement. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee held twelve meetings during 2002 and acted by unanimous written consent twice.

     Compensation Committee. The Compensation Committee currently consists of three independent directors: Mr. Tusher, the Chair, Mr. Cole and Ms. Sedway. Ms. Sedway will serve on the Compensation Committee until the Annual Meeting. The function of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has overall responsibility for approving and evaluating our director and employee compensation plans, policies and programs, including the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, the 2002 Stock Option and Incentive Plan, the 401(k) Plan, the Amended and Restated AMB Non-Qualified Deferred Compensation Plan and any other incentive programs. During 2002, the Compensation Committee held seven meetings and acted once by unanimous written consent.

     Executive Committee. The Executive Committee currently consists of Mr. Burke, the Chair, Mr. Moghadam and Dr. Skelton. The Executive Committee has the authority, within certain parameters, to acquire, dispose of and finance investments for us (including the issuance by AMB Property, L.P. of additional limited partnership units or other equity interests) and approve the execution of contracts and agreements including those related to the borrowing of money by us and generally exercise all other powers of the Board, except as prohibited by law. The Executive Committee did not meet during 2002.

     Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Mr. Cole, the Chair, Mr. Burke and Ms. Welborn. The purposes of the Nominating and Governance Committee are (a) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for the next annual meeting of stockholders, (b) to recommend to the Board the corporate governance principles applicable to us, (c) to lead the Board in its annual review of its performance, and (d) to recommend to the Board members and chairpersons of each committee. The Nominating and Governance Committee met three times during 2002.

Compensation of Directors

     Our overall compensation philosophy in connection with our non-employee directors is to provide total compensation at the 75th percentile level of our peer companies based on an analysis of our compensation consultant, FPL Associates, L.P. During 2002, each non-employee director received $1,500 for each meeting of the Board of Directors and $1,000 for each meeting of a committee of the Board of Directors attended, and each Chair of any committee of the Board received an additional $2,500 per annum. Each non-employee director is also reimbursed for reasonable expenses incurred to attend Board and committee meetings. In addition, each non-employee director receives, upon initial election to the Board, an initial option grant to purchase up to 20,000 shares of our Common Stock. During 2002, upon re-election, each non-employee director received a subsequent option grant to purchase up to 17,341 shares of our Common Stock and a grant of 1,141 shares of our restricted Common Stock. All of such options and shares of restricted stock vest fully on May 30, 2003. All stock options granted during 2002 were issued pursuant to the 2002 Stock Option and Incentive Plan, at an exercise price equal to the fair market value of our Common Stock on the date of grant.

     Under our 2002 Stock Option and Incentive Plan, the Board of Directors may grant additional options to purchase shares of our Common Stock and/or restricted shares of our Common Stock to the non-employee directors. We expect that those non-employee directors re-elected at each annual meeting of stockholders will be granted additional options to purchase shares of our Common Stock and/or restricted shares of our Common Stock by the Board of Directors. Any such options will be granted at an exercise price equal to the fair market value of our Common Stock on the date of grant. The Board of Directors will determine the amount of stock options and/or restricted stock to be granted to non-employee directors on an annual basis. In making this determination, the Board of Directors will consider analyses of our compensation consultant to determine competitive director compensation practices of publicly traded real estate investment trusts having total market capitalizations comparable to us and will review changes in our Black-Scholes option value. Our officers who are also members of our Board of Directors are not paid any director’s fees or granted options as directors.

Vote Required

     A plurality of the votes cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker “non-votes” are not counted for purposes of the election of directors and do not have an effect on the result of the vote for the election of directors. The Board recommends a vote FOR the election of the nine director nominees to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     The following table sets forth certain current information with respect to our executive officers:

Name	Age	Position(s)

Hamid R. Moghadam	46	Chairman of the Board and Chief Executive Officer
W. Blake Baird	42	President and Director
Luis A. Belmonte	62	Executive Vice President, Development
Michael A. Coke	34	Executive Vice President and Chief Financial Officer
Bruce H. Freedman	54	Executive Vice President, Real Estate Operations
David S. Fries	39	Executive Vice President, Strategic Initiatives and Corporate Affairs
Guy F. Jaquier	44	Executive Vice President, Chief Investment Officer
John T. Roberts, Jr.	39	President of AMB Capital Partners, LLC; Executive Vice President, Private Capital of AMB Property Corporation

     The following is a biographical summary of the experience of our executive officers:

     Hamid R. Moghadam has served as our Chief Executive Officer since November 1997 and as Chairman of the Board since January 2000. Biographical information regarding Mr. Moghadam is set forth under “Proposal 1: Election of Directors — Nominees For Director.”

     W. Blake Baird has served as our President since January 2000 and as a Director since May 2001. From January 1999 until December 1999, he served as our Chief Investment Officer. Biographical information regarding Mr. Baird is set forth under “Proposal 1: Election of Directors — Nominees For Director.”

     Luis A. Belmonte is our Executive Vice President, Development. He joined us in 1990 and has over 34 years of experience in development, redevelopment, finance, construction and management of commercial and industrial real estate projects. Prior to joining us, he was a partner with Lincoln Property Company, where he built a portfolio of 18 million square feet. Mr. Belmonte received his bachelor’s degree from the University of Santa Clara. He is a member of the Urban Land Institute, an associate member of the Society of Industrial Realtors, and former President of the San Francisco chapter of the National Association of Industrial and Office Parks.

     Michael A. Coke is an Executive Vice President and our Chief Financial Officer. Mr. Coke joined us in 1997 and served in a variety of officer positions in our Financial Management and Reporting Department prior to becoming our Chief Financial Officer in January 1999. Prior to joining us, Mr. Coke spent seven years with Arthur Andersen LLP, where he most recently served as an audit manager. At Arthur Andersen, he primarily served public and private real estate companies, including several public real estate investment trusts, and specialized in real estate auditing and accounting, mergers, initial public offerings and business acquisition due diligence. Mr. Coke received a bachelor’s degree in business administration and accounting from California State University at Hayward. He is a Certified Public Accountant.

     Bruce H. Freedman is our Executive Vice President, Real Estate Operations. He joined us in 1995 and has over 30 years of experience in real estate finance and investment. Before joining us, he served as President of Allmerica Realty Advisors from 1992 to 1995 and as Principal of Aldrich, Eastman & Waltch from 1986 to 1992. Mr. Freedman is a cum laude graduate of Babson College. He is a member of the Urban Land Institute, the Real Estate Finance Association and the National Association of Real Estate Investment Advisors, and holds the CRE designation from the American Society of Real Estate Counselors. He is also a member of the board of the National Association of Industrial and Office Parks and is an Advisory Board member of the Babson Center for Real Estate. His charitable and community services activities include being a founding member of the Bullfinch Society of Massachusetts General Hospital, a member of the President’s Forum of Children’s Hospital of Boston and a member of the President’s Society of Boston College.

     David S. Fries is our Executive Vice President, Strategic Initiatives and Corporate Affairs. Prior to joining us in 1998, he was a real estate partner with the international law firms of Orrick, Herrington & Sutcliffe LLP and Morrison & Foerster LLP, where he focused on the real estate, securities and financing issues affecting real estate investment trusts, the acquisition of large real estate portfolios and the negotiation of complex joint venture agreements. Mr. Fries holds a bachelor’s degree in political science from the University of Pennsylvania and a J.D. degree from Stanford Law School. He is a member of the Board of Directors of the Data Consortium, a non-profit organization, and Constellation Real Technologies, LLC.

     Guy F. Jaquier joined us in June 2000 as an Executive Vice President and our Chief Investment Officer. He also serves as Vice Chairman of AMB Capital Partners, LLC, one of our subsidiaries. Mr. Jaquier has over 20 years of experience in real estate finance and investments. Between 1998 and June 2000, Mr. Jaquier served as Senior Investment Officer for real estate at the California Public Employees’ Retirement System. Prior to that, Mr. Jaquier spent 15 years at Lend Lease Real Estate Investments and its predecessor, Equitable Real Estate, where he held various transactions and management positions, including overseeing its western states operations. He holds a B.S. in Building Construction Management from the University of Washington and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Jaquier is a member of the Urban Land Institute, the Pension Real Estate Association and the National Association of Real Estate Investment Trusts.

     John T. Roberts, Jr. is the President of AMB Capital Partners, LLC and our Executive Vice President, Private Capital, and has over 16 years of experience in real estate finance and investment. Mr. Roberts joined us in 1997 and has served in a variety of officer positions in our Capital Markets Department and our Private Capital group. Prior to joining us, Mr. Roberts spent six years at Ameritech Pension Trust, where he held the position of Director, Real Estate Investments. His responsibilities included managing a $1.6 billion real estate portfolio and developing and implementing the trust’s real estate program. Prior to that, he worked for Richard Ellis, Inc. and has experience in leasing and sales. Mr. Roberts received a bachelor’s degree from Tulane University in New Orleans and an M.B.A. degree in finance and accounting from the Graduate School of Business at the University of Chicago.

EXECUTIVE COMPENSATION

     The following table sets forth the annual base salary rates and other compensation paid for the years ended December 31, 2002, 2001 and 2000 to the Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2002 (collectively, the “Named Executive Officers”).

										Securities
		Annual Compensation ($)								Underlying
								Restricted		Annual
					Deferred		Other Annual	Stock		Options
Name and Principal Position	Year	Salary	Bonus(1)		Compensation(2)		Compensation	Award(s)(#)(3)		Granted(3)

Hamid R. Moghadam Chairman of the Board and Chief Executive Officer	2002	411,500	605,600	(4)	—		(6)	32,212	(7)	285,490	(10)
	2001	410,500	508,000	(4)	400,000	(5)	(6)	15,063	(8)	228,902	(11)
	2000	385,500	656,489	(4)	—		(6)	15,000	(9)	262,500	(12)
W. Blake Baird President and Director	2002	386,705	370,140	(13)	—		(6)	27,655	(7)	122,549	(10)
	2001	360,500	316,750	(13)	200,000	(14)	(6)	8,558	(8)	130,058	(11)
	2000	335,500	412,923	(13)	—		(6)	15,000	(9)	90,000	(12)
David S. Fries Executive Vice President, Strategic Initiatives and Corporate Affairs	2002	299,103	302,342	(15)	—		(6)	20,649	(7)	68,627	(10)
	2001	285,500	378,438	(15)	200,000	(16)	(6)	8,558	(8)	130,058	(11)
	2000	260,500	297,037	(15)	—		(6)	12,000	(9)	50,000	(12)
Guy F. Jaquier (17) Executive Vice President, Chief Investment Officer	2002	286,500	274,906	(18)	—		(6)	12,168	(7)	107,843	(10)
	2001	285,500	219,063	(18)	—		(6)	5,230	(8)	79,480	(11)
	2000	146,516	273,988	(18)	—		(6)	5,000	(9)	21,875	(12)
Michael A. Coke Chief Financial Officer and Executive Vice President	2002	274,103	259,648	(19)	—		(6)	15,210	(7)	67,402	(10)
	2001	260,500	240,625	(19)	175,000	(20)	(6)	7,607	(8)	115,607	(11)
	2000	235,000	267,350	(19)	—		(6)	10,000	(9)	50,000	(12)

(1)	The Compensation Committee of the Board of Directors determined the amount of any such bonus. At the option of the Named Executive Officer, the officer may receive his bonus in any combination of cash, restricted shares of our Common Stock (valued at 125% of the cash bonus, with a three-year vesting period) or options to purchase shares of our Common Stock (valued at 135% in 2002 and 150% in 2001 and 2000 of the cash bonus based on our Black-Scholes value as of the date of determination of bonuses by the Compensation Committee, with a three-year vesting period on options in excess of the 100% cash bonus value and immediate vesting of the remainder). The bonuses for 2002 were paid in 2003. The bonuses for 2001 were paid in 2002. The bonuses for 2000 were paid in 2001.

(2)	The Compensation Committee of the Board of Directors determined the amount of any deferred compensation payment. Deferred compensation payments are not paid in cash. The Named Executive Officer must choose to receive all or a portion of any deferred compensation payment in options to purchase shares of our Common Stock, restricted shares of our Common Stock or a combination of both, so long as no more than 50% of such payment could be made in options.

(3)	As of March 5, 2003, 955,577 restricted shares of our Common Stock (net of forfeitures) have been granted to our directors, executive officers and other employees under the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and our 2002 Stock Option and Incentive Plan. At December 31, 2002, the aggregate market value (based on the closing price per share of our Common Stock of $27.36 on December 31, 2002) of outstanding restricted shares of our Common Stock (net of forfeitures) was $19.6 million. An additional 34,601 shares (not including shares that have already been issued and options that have been granted) of our Common Stock and 6,527,274 shares (not including shares that have already been issued and options that have been granted) of our Common Stock are reserved for issuance under the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and the 2002 Stock Option and Incentive Plan, respectively, as of March 5, 2003. Options to purchase an aggregate of 10,451,417 shares of our Common Stock have been granted to our executive officers and other employees under both stock option and incentive plans as of March 5, 2003.

(4)	In lieu of receiving his 2002 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 400,000 shares of our Common Stock and a grant of 54 restricted shares of our Common Stock. In lieu of receiving his 2001 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to

125,708 shares of our Common Stock and a grant of 17,260 restricted shares of our Common Stock. In lieu of receiving his 2000 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 159,625 shares of our Common Stock and a grant of 26,275 restricted shares of our Common Stock.

(5)	Mr. Moghadam elected to receive an option to purchase up to 152,672 shares of our Common Stock and a grant of 8,100 restricted shares of our Common Stock.

(6)	The aggregate amount of the perquisites and other personal benefits, securities or property for each of the Named Executive Officers is less than the lesser of either $50,000 or 10% of his salary and bonus paid in such year.

(7)	Based on 2002 performance, each of the Named Executive Officers received a grant of restricted shares of our Common Stock in February 2003. The grants of restricted shares were made under the 2002 Stock Option and Incentive Plan, and vest annually in five equal installments, beginning on January 1, 2004.

(8)	Based on 2001 performance, each of the Named Executive Officers received a grant of restricted shares of our Common Stock in February 2002. The grants of restricted shares were made under the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and vest annually in five equal installments, beginning on January 1, 2003.

(9)	Based on 2000 performance, each of the Named Executive Officers received a grant of restricted shares of our Common Stock in February 2001. The grants of restricted shares were made under the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and vest annually in five equal installments, beginning on January 1, 2002.

(10)	Based on 2002 performance, the Named Executive Officers received options to purchase shares of our Common Stock in February 2003. All of these options become exercisable in three equal annual installments, beginning on January 1, 2004, and have a term of not more than 10 years. The option exercise price is equal to the fair market value of our Common Stock on the date of grant.

(11)	Based on 2001 performance, the Named Executive Officers received options to purchase shares of our Common Stock in February 2002. All of these options become exercisable in three equal annual installments, beginning on January 1, 2003, and have a term of not more than 10 years. The option exercise price is equal to the fair market value of our Common Stock on the date of grant.

(12)	Based on 2000 performance, the Named Executive Officers received options to purchase shares of our Common Stock in February 2001. All of these options become exercisable in three equal annual installments, beginning on January 1, 2002, and have a term of not more than 10 years. The option exercise price is equal to the fair market value of our Common Stock on the date of grant.

(13)	In lieu of receiving his 2002 bonus in cash, Mr. Baird elected to receive a grant of 17,060 restricted shares of our Common Stock. In lieu of receiving his 2001 bonus in cash, Mr. Baird elected to receive a grant of 15,060 restricted shares of our Common Stock. In lieu of receiving his 2000 bonus in cash, Mr. Baird elected to receive a grant of 20,982 restricted shares of our Common Stock.

(14)	Mr. Baird elected to receive an option to purchase up to 75,000 shares of our Common Stock and a grant of 4,121 restricted shares of our Common Stock.

(15)	In lieu of receiving all of his 2002 bonus in cash, Mr. Fries elected to receive $125,000 in cash, an option to purchase up to 33,088 shares of our Common Stock and a grant of 5,869 restricted shares of our Common Stock. In lieu of receiving all of his 2001 bonus in cash, Mr. Fries elected to receive $150,000 in cash, an option to purchase up to 21,676 shares of our Common Stock and a grant of 9,673 restricted shares of our Common Stock. In lieu of receiving all of his 2000 bonus in cash, Mr. Fries elected to receive $50,000 in cash, an option to purchase up to 25,000 shares of our Common Stock and a grant of 11,443 restricted shares of our Common Stock.

(16)	Mr. Fries elected to receive a grant of 8,100 restricted shares of our Common Stock.

(17)	Mr. Jaquier joined us on June 20, 2000.

(18)	In lieu of receiving all of his 2002 bonus in cash, Mr. Jaquier elected to receive $250,000 in cash and an option to purchase up to 14,497 shares of our Common Stock. In lieu of receiving all of his 2001 bonus in cash, Mr. Jaquier elected to receive $160,057 in cash, an option to purchase up to 25,000 shares of our Common Stock and a grant of 1,435 restricted shares of our Common Stock. In lieu of receiving all of his 2000 bonus in cash, Mr. Jaquier elected to receive $152,155 in cash and an option to purchase up to 25,000 shares of our Common Stock. Mr. Jaquier’s 2000 bonus also includes a $100,000 sign-on bonus, which was paid in cash.

(19)	In lieu of receiving all of his 2002 bonus in cash, Mr. Coke elected to receive $129,824 in cash and a grant of 5,984 restricted shares of our Common Stock. In lieu of receiving all of his 2001 bonus in cash, Mr. Coke elected to receive $60,156 in cash, an option to purchase up to 25,000 shares of our Common Stock and a grant of 7,210 restricted shares of our Common Stock. In lieu of receiving all of his 2000 bonus in cash, Mr. Coke elected to receive $133,675 in cash and a grant of 6,792 restricted shares of our Common Stock.

(20)	Mr. Coke elected to receive an option to purchase up to 38,168 shares of our Common Stock and a grant of 2,025 restricted shares of our Common Stock.

Option Grants Relating to the Last Fiscal Year

     The following table shows certain information relating to options to purchase shares of our Common Stock granted to the Named Executive Officers in connection with performance in 2002.

		Individual Grants(1)			Potential
					Realizable
	Number of	Percent of			Value of Assumed
	Shares of	Total			Annual Rates of
	Common	Options			Common Share Price
	Stock	Granted to			Appreciation for
	Underlying	Employees in	Exercise		Option Term(3)
	Options	Fiscal	Price Per	Expiration
Name	Granted(#)	Year(2)	Share($)	Date	5%	10%

Hamid R. Moghadam	285,490	7.7	27.12	02/13/13	$4,869,210	$12,339,533
W. Blake Baird	122,549	3.3	27.12	02/13/13	2,090,149	5,296,849
David S. Fries	68,627	1.9	27.12	02/13/13	1,170,476	2,966,216
Guy F. Jaquier	107,843	2.9	27.12	02/13/13	1,839,329	4,661,222
Michael A. Coke	67,402	1.8	27.12	02/13/13	1,149,583	2,913,269

(1)	All options granted with respect to 2002 to Named Executive Officers become exercisable in three equal annual installments (rounded to the nearest whole share of our Common Stock). All options granted with respect to 2002 to Named Executive Officers begin vesting on January 1, 2004 and have a term of not more than ten years. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

(2)	The total number of shares of Common Stock underlying such options used in such calculation is as of February 13, 2003, the grant date of the annual options relating to 2002 performance.

(3)	In accordance with the rules promulgated by the Securities and Exchange Commission, these amounts are the hypothetical gains or “option spreads” that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of our Common Stock, which would benefit all stockholders. Such amounts have been calculated as the exercise price multiplied by the respective annual assumed growth rate (compounded), less the exercise price of the underlying option, multiplied by the number of options granted.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 2002.

			Number of Securities		Value of Unexercised
			Underlying		In-the-Money
			Unexercised Options at		Options at
			December 31, 2002		December 31, 2002 (1)
	Shares Acquired	Value
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Hamid R. Moghadam	N/A	N/A	1,759,053	704,844	$9,794,453	$2,015,929
W. Blake Baird	N/A	N/A	245,800	310,458	1,161,813	824,456
David S. Fries	N/A	N/A	194,623	193,505	901,775	378,546
Guy F. Jaquier	N/A	N/A	93,404	157,951	290,878	348,791
Michael A. Coke	N/A	N/A	191,504	192,118	996,270	359,975

(1)	Based on a price per share of our Common Stock of $27.36, the closing price per share on the New York Stock Exchange on December 31, 2002.

Equity Compensation Plan Information

     We have two equity compensation plans: (1) the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended by Amendment No. 1 thereto, and (2) the 2002 Stock Option and Incentive Plan. A total of 18,950,000 shares of Common Stock are reserved for issuance pursuant to the plans. Currently, awards under the stock option and incentive plans consist of non-qualified stock options and restricted shares of Common Stock. Our stockholders have approved both stock option and incentive plans.

Number of securities remaining
	Number of securities to be issued	Weighted-average exercise price of	available for future issuance under
Plan category	upon exercise of outstanding options	outstanding options	equity compensation plans

Equity compensation plans approved by security holders	10,451,417	$23.82	6,561,875
Equity compensation plans not approved by security holders	None	N/A	N/A

Third Amended and Restated 1997 Stock Option and Incentive Plan

     The Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended by Amendment No. 1 thereto, was adopted by the Board of Directors and approved by the stockholders to enable executive officers, key employees and directors of AMB Property Corporation and certain subsidiaries to participate in the ownership of AMB Property Corporation. The 1997 Plan is designed to attract and retain our executive officers, other key employees and directors, and to provide incentives to such persons to maximize our performance and cash flow available for distribution. The 1997 Plan currently covers an aggregate of 8,950,000 shares of our Common Stock and will expire in 2007.

     Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, may receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 1997 Plan. Our employees and consultants also may receive stock appreciation rights under the 1997 Plan. In addition, Non-Employee Directors (as defined in the 1997 Plan) and our employees and consultants may receive options to purchase shares of our Common Stock under the 1997 Plan.

2002 Stock Option and Incentive Plan

     The 2002 Stock Option and Incentive Plan was adopted by the Board of Directors on February 26, 2002 and approved by the stockholders on May 30, 2002 to enable executive officers, employees and directors of AMB Property Corporation and certain subsidiaries to participate in the ownership of AMB Property Corporation. The 2002 Plan is designed to attract and retain our executive officers, other employees and directors, and to provide incentives to such persons to maximize our performance and cash flow available for distribution. The 2002 Plan currently covers an aggregate of 10,000,000 shares of our Common Stock and will expire in 2012.

     Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, may receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 2002 Plan. Only employees of AMB Property Corporation or its subsidiaries that are corporations may receive incentive stock options under the 2002 Plan.

401(k) Plan

     Effective November 26, 1997, we established our Section 401(k) Savings/Retirement Plan to cover our eligible employees. The 401(k) Plan currently permits our eligible employees to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contributions to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to 50% of the first 5.5% of annual compensation deferred by each employee; however, we have reserved the right to make greater matching contributions or discretionary profit sharing contributions in the future. Participants employed by us prior to January 1, 2000 vest immediately in the matching contributions, whereas participants employed by us on or after January 1, 2000 vest fully in the matching contributions on the anniversary date of the commencement of their employment with us. We made no discretionary contributions to the 401(k)

Plan in 2002. Our employees are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum period of credited service. In connection with the 401(k) Plan, we paid approximately $0.4 million in cash with respect to our matching contribution for the year ended December 31, 2002. The 401(k) Plan qualifies under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

Amended and Restated Non-Qualified Deferred Compensation Plan

     During 2002, we amended and restated our Non-Qualified Deferred Compensation Plan for our officers and the officers of certain of our affiliates. The Amended and Restated Non-Qualified Deferred Compensation Plan enables participants who are employees to defer up to 100% of their annual base pay and up to 100% of the cash portion of their annual bonuses on a pre-tax basis, participants who are non-employee members of the Board of Directors of AMB Property Corporation to defer all or a portion of their meeting fees and/or committee chairmanship fees, and participants who participate in our stock option plans to defer the receipt of shares of vested restricted stock and/or non-qualified stock option gains that they receive under such plans, subject to certain restrictions. We have reserved the right to make discretionary matching contributions to participant accounts from time to time. We made no discretionary contributions in 2002. The participants’ elective deferrals and any matching contributions are immediately 100% vested. We pay all the administrative costs of the plan.

Employment Agreements; Change in Control and Noncompetition Agreements

     Currently, there are no employment agreements between us and any of the Named Executive Officers. However, each of the Named Executive Officers has entered into a Change in Control and Noncompetition Agreement with us which, other than in the case of Messrs. Baird, Coke and Jaquier, became effective on November 26, 1998 and which replaced the employment agreements that generally had been entered into at the time of our initial public offering. Mr. Baird entered into such an agreement with us on January 20, 1999, his first day of employment; Mr. Coke entered into such an agreement with us on January 1, 2000; and Mr. Jaquier entered into such an agreement with us on June 20, 2000, his first day of employment. Such agreements have an initial term of four years, other than Messrs. Baird’s, Coke’s and Jaquier’s, the initial terms of which ended on November 26, 2002, and are subject to automatic one-year extensions following the expiration of the initial terms. The agreements provide for severance payments during the term of the agreement and, upon the occurrence of a “change in control,” for 24 months thereafter in the event of a termination of the Named Executive Officer’s employment resulting from death, disability or a “change in control.” A “change in control” will be deemed to have occurred if (i) our stockholders approve a plan of complete liquidation of AMB Property Corporation or an agreement for the sale or disposition by AMB Property Corporation of all or substantially all of our assets, or we dispose of more than 50% of our interest in AMB Property, L.P.; (ii) any person becomes the beneficial owner, directly or indirectly, of our securities representing 40% or more of the combined voting power of our then outstanding securities; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute our Board of Directors, and any new director whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; or (iv) our stockholders approve a merger or consolidation of AMB Property Corporation with any other corporation or other entity, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of AMB Property Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) where more than 50% of the directors of AMB Property Corporation or the surviving entity after such merger or consolidation were directors of AMB Property Corporation immediately before such merger or consolidation. Upon death or disability, severance benefits include base compensation and bonus based on the most recent amount paid. In the event of a “change in control,” severance benefits, payable over a period of two years following the “change in control,” include an amount equal to twice (i) base compensation and (ii) bonus based on the most recent amount paid, as well as certain continuing insurance and other benefits.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Mr. Tusher, the Chair, Mr. Cole and Ms. Sedway. Ms. Sedway will serve on the Compensation Committee until the Annual Meeting. There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

     Notwithstanding anything to the contrary set forth in any of AMB Property Corporation’s or AMB Property, L.P.’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation, the Stock Performance Graph and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors consists of the three directors listed below. Each director meets the independence and other similar requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Committee determines base compensation for the executive officers and reviews and makes recommendations concerning proposals by our management with respect to compensation, bonuses, employment agreements and other benefits and policies respecting such matters for our employees, including our executive officers. The Committee also administers the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and the 2002 Stock Option and Incentive Plan, under which grants of stock options, share appreciation rights, shares of restricted stock and other awards may be made to our employees, including the executive officers. The purposes of our executive compensation program are to attract and retain qualified employees, provide incentives to create value for our stockholders and to establish and maintain a performance and achievement-oriented environment throughout the organization. Through the executive compensation program, the Committee intends to maintain strong links between the compensation of our executive officers and our corporate performance.

     Based on the advice of independent compensation consultants, we have adopted a formal organization-wide incentive program known as the Performance Pay Program. The Performance Pay Program is designed to attract and retain qualified employees, encourage teamwork and innovation, focus attention on specific business objectives and award the achievement of these objectives. Our overall compensation philosophy is to provide total compensation at the 75th percentile level for the position at comparative companies for “target” level performance, which “target” levels are generally set above the median level. The compensation of most employees, including that of all officers, consists of two components: base salary, which is intended to be competitive in the market for the scope and responsibilities of the job performed and which is targeted at or above the median level of compensation in the market for similar positions, and performance pay, which is determined based on the achievement of various performance goals and objectives. Officers may choose to receive all or a portion of their bonuses in cash, shares of restricted stock, stock options or any combination of the foregoing. In addition, our employees are eligible to receive annual stock option and restricted stock grants based on their individual performance for that year.

     In 2002, executive compensation consisted of base salary, performance pay and grants of stock options and restricted stock under our Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended and our 2002 Stock Option and Incentive Plan. Each of these components is discussed below.

Base Salaries

     Base salaries for executive officers are targeted at or slightly above the median level of compensation paid for the position at comparative companies and are reviewed annually by the Committee.

Performance Pay

     Most employees, including all officers, are eligible to receive performance pay provided that certain performance objectives are met. Performance pay is paid once a year, after assessing our financial, operational and strategic performance, the performance of the group in which the employee works (if applicable) and the employee’s individual performance. Our Chief Executive Officer retains the discretion to adjust performance pay in exceptional circumstances. The Committee evaluates the individual performance of the Chief Executive Officer and determines his aggregate performance pay award and approves the goals and objectives that determine the performance pay awards of the other executive officers. Officers may choose to receive all or a portion of their bonuses in cash, shares of restricted stock (valued at 125% of the cash bonus, with three year vesting), stock options (valued at 135% of the cash bonus based on our Black-Scholes value, with three year vesting on the portion attributable to the value above 100% of the cash bonus), or any combination of the foregoing, subject to certain limits on the aggregate number of options elected. This feature, which permits officers to take all or a portion of their bonuses in restricted stock or stock options, is designed to further align the interests of our executive officers and other officers with the interests of our stockholders, and to increase our officer retention. Annual performance pay provides executive officers with the opportunity to earn cash compensation in excess of the 75th percentile level for the position at comparative companies, but only in the event that corporate and individual goals have been exceeded.

     During 2002, bonuses for each officer were weighted differently among the corporate and individual performance objectives. Generally, the bonuses of officers were weighted more heavily toward the achievement of corporate performance levels. Corporate performance was determined based on the satisfaction of certain pre-established performance objectives for us as a whole. Individual performance was measured on the basis of quantitative and qualitative performance objectives that measure an individual’s contribution to our success.

Annual Grants of Stock Options and Restricted Stock

     To provide officers and other employees with incentives to maximize our long-term performance and to promote the interests of our stockholders, officers and other employees are also eligible to receive annual grants of stock options and restricted stock. The Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and the 2002 Stock Option and Incentive Plan, which has been approved by our stockholders, authorizes the Committee to grant stock options, stock appreciation rights, restricted stock and other awards to our officers and other employees on an annual basis. Awards are granted primarily on the basis of the officer’s performance with respect to his or her individual objectives for that year. Generally, stock options are granted on an annual basis with an exercise price set at 100% of the then current market value of our stock and will only be of value to the officer if our stock price increases over time. All such stock options granted to officers with respect to performance during 2002 vest over a period of three years at a rate of one-third of such grant at the beginning of each year, thereby encouraging the retention of officers. All shares of restricted stock, other than shares of restricted stock issued in lieu of a cash bonus, granted to officers in 2002 vest over a period of five years at a rate of one-fifth of such grant at the beginning of each year, thereby encouraging the retention of officers.

Chief Executive Officer’s Compensation

     For performance during 2002, the compensation of Mr. Moghadam was determined on the same general basis as discussed above for other officers. In 2002, Mr. Moghadam received a base salary of $411,500. With respect to performance during 2002, Mr. Moghadam’s performance payment was determined based on the Committee’s determination of both our corporate performance and Mr. Moghadam’s achievement of certain pre-established individual goals and objectives. Mr. Moghadam was awarded a performance payment in the amount of $605,600, which amount he chose to receive entirely in stock options and shares of restricted stock, equating to an option to purchase up to 400,000 shares of Common Stock applying a Black-Scholes value of $2.04 per share and 54 restricted shares of Common Stock based on a share price of $27.12 per share. In addition, Mr. Moghadam was awarded an annual stock option to purchase up to 285,490 shares of Common Stock and also received 32,212 shares of restricted stock. Mr. Moghadam’s base salary, performance pay, awards and deferred compensation payment, if any, granted pursuant to the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and the 2002 Stock Option and Incentive Plan, are reviewed annually by the Committee. Mr. Moghadam does not participate in or otherwise influence the decisions of the Committee with respect to his compensation.

Section 162(m)

     Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to our Chief Executive Officer and the additional four most highly compensated officers who are employed at fiscal year-end to $1.0 million per year, subject to certain performance, disclosure and stockholder requirements. Grants of stock options and restricted stock under the Second Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and the 2002 Stock Option and Incentive Plan are intended to qualify as performance based compensation, which is not subject to the Section 162(m) deduction limitation. The Committee presently intends that, so long as it is consistent with our overall compensation objectives and to the extent reasonable, all executive compensation will be deductible for federal income tax purposes and, for the year ended December 31, 2002, there were no exceptions. The Committee, however, may design programs that recognize a full range of performance criteria important to our success, even where compensation payable under such programs may not be deductible.

Respectfully,

Thomas W. Tusher, Chair David A. Cole Lynn M. Sedway

Stock Performance Graph

     The following line graph compares the change in our cumulative stockholder return on shares of our Common Stock from December 31, 1997 to December 31, 2002, to the cumulative total return of the Standard & Poor’s 500 Stock Index and the NAREIT Equity REIT Total Return Index from December 31, 1997 to December 31, 2002. The graph assumes the investment of $100 in the Common Stock of AMB Property Corporation and each of the indices and, as required by the Securities and Exchange Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG AMB PROPERTY CORPORATION,
S&P 500 INDEX AND NAREIT EQUITY INDEX

Measurement Period	AMB PROPERTY	NAREIT EQUITY
(Fiscal Year Covered)	CORPORATION	INDEX	S&P 500 INDEX

12/31/97	100	100	100
12/31/98	92.91	82.50	128.58
12/31/99	90.08	78.69	155.64
12/31/00	124.29	99.43	141.46
12/31/01	133.32	113.29	124.65
12/31/02	148.63	117.61	97.10

Audit Committee Report

Membership and Role of the Audit Committee

     The Audit Committee is currently comprised of Mr. Losh, Ms. Sedway, Dr. Skelton and Ms. Welborn. Mr. Losh joined the Audit Committee on January 1, 2003. Ms. Welborn serves as Chair of the committee. The Board of Directors has determined that each of the members of the Audit Committee meets the independence and experience requirements of our Bylaws, as well as the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, as currently applicable to us. The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended and restated on February 25, 2003. A copy of the charter is attached as Appendix A.

     The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent accountant’s qualifications and independence, our internal control environment and risk management and the performance of our independent accountant and our internal audit function. Management has the primary responsibility for our financial statements and financial reporting process, including our system of internal controls. Our independent accountant is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

Review of Our Audited Consolidated Financial Statements for the Year Ended December 31, 2002

     The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2002. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, our independent public accountant, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

     Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

2002 Fees Paid to Accountants

     During 2002, we retained PricewaterhouseCoopers LLP as our independent accountants to provide services in the following categories and amounts:

Audit Fees	$1,073,670
Audit Related Fees	106,455
Tax Services Fees	130,312
Other Fees	1,500

Total Fees*	$1,311,937

*	In addition to the Total Fees paid to PricewaterhouseCoopers LLP, we paid $361,309 in fees to Arthur Andersen LLP, who served as our independent accountant from January 1, 2002 to May 8, 2002.

Audit Fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and those of our subsidiaries for the year ended December 31, 2002, the re-audits of our financial statements for the years ended December 31, 2000 and 2001, the reviews of our quarterly financial statements, and the preparation of comfort letters and consents. Audit Related Fees include amounts related to services traditionally provided by independent accountants. These amounts primarily relate to businessmen’s audits in connection with acquisition due diligence, consultations on financial accounting and reporting standards and the audit of our 401(k) Plan. Tax Fees relate to certain tax services, including tax return preparation for us and our subsidiaries, tax advisory and consulting services and tax advice relating to development, acquisition and disposition activities. Other Fees include amounts related to validating stock performance returns and Black-Scholes model calculations. The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Respectfully,

Caryl B. Welborn, Chair J. Michael Losh Lynn M. Sedway Jeffrey L. Skelton

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 5, 2003, regarding the beneficial ownership of Common Stock and limited partnership units for (i) each person known by us to be the beneficial owner of five percent or more of our outstanding Common Stock and the operating partnership’s outstanding limited partnership units, (ii) each director and each Named Executive Officer and (iii) our directors and Named Executive Officers as a group. Except as indicated below, the indicated person has sole voting and investment power with respect to all of the shares of Common Stock and limited partnership units beneficially owned by such person.

	Number of Shares of			Percentage of
	Common Stock	Number of	Percentage of	Outstanding Shares
	and Units	Options Exercisable	Outstanding Shares	of Common Stock
Name of Beneficial Owner (1)	Beneficially Owned(2)	Within 60 Days	of Common Stock(3)	and Units(4)

Hamid R. Moghadam (5)	2,161,532	2,423,531	5.5%	5.2%
W. Blake Baird (6)	253,684	414,553	0.8	0.8
David S. Fries (7)	116,670	301,673	0.5	0.5
Guy F. Jaquier	23,833	143,485	0.2	0.2
Michael A. Coke (8)	69,504	271,608	0.4	0.4
T. Robert Burke (9)	1,092,963	304,351	1.7	1.6
David A. Cole (10)	20,168	54,351	*	*
J. Michael Losh	3,000	—	*	*
Frederick W. Reid	—	—	—	—
Jeffrey L. Skelton, Ph.D.	4,638	63,531	*	*
Thomas W. Tusher	28,120	90,601	0.2	0.1
Caryl B. Welborn, Esq. (11)	10,620	90,601	0.1	0.1
All Directors and Named Executive Officers as a group (12 persons) (12)	3,784,732	4,158,285	9.2	8.8
Morgan Stanley (13)	5,620,872	—	6.9	6.5

*	Represents less than 0.1% of outstanding shares of Common Stock and limited partnership units, based on 81,259,336 shares of Common Stock and 4,846,387 limited partnership units outstanding as of March 5, 2003.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111.

(2)	Includes the number of shares of Common Stock and limited partnership units beneficially owned by the person, excluding options for the purchase of shares of Common Stock exercisable within 60 days of March 5, 2003.

(3)	The percentage of shares of Common Stock beneficially owned by a person assumes that all the limited partnership units held by a person are redeemed for shares of Common Stock, that none of the limited partnership units held by other persons are so exchanged, that all options for the purchase of shares of Common Stock exercisable within 60 days of March 5, 2003 held by the person are exercised in full and that no options for the purchase of shares of Common Stock held by other persons are exercised.

(4)	The percentage of shares of Common Stock and units beneficially owned by a person assumes that all the limited partnership units held by a person are redeemed for shares of Common Stock, that all of the limited partnership units held by other persons are so exchanged, that all options for the purchase of shares of Common Stock exercisable within 60 days of March 5, 2003 held by the person are exercised in full and that no options for the purchase of shares of Common Stock held by other persons are exercised.

(5)	Includes 388,126 limited partnership units, which are redeemable for the same number of shares of Common Stock.

(6)	Includes 25,569 limited partnership units, which are redeemable for the same number of shares of Common Stock.

(7)	Includes 15,257 limited partnership units, which are redeemable for the same number of shares of Common Stock.

(8)	Includes 8,439 limited partnership units, which are redeemable for the same number of shares of Common Stock.

(9)	Includes 235,506 limited partnership units, which are redeemable for the same number of shares of Common Stock.

(10)	Pursuant to a Form 5 for December 2002, 8,000 shares are held by Mr. Cole’s children and he has disclaimed beneficial ownership of these securities.

(11)	With respect to 6,979 shares, Ms. Welborn shares voting power and investment with her husband and, with respect to 2,000 shares, Ms. Welborn shares investment power with a pension plan administrator.

(12)	Includes 672,897 limited partnership units, which are redeemable for the same number of shares of Common Stock.

(13)	Based upon information contained in a Schedule 13G, which was filed with the Securities and Exchange Commission on February 18, 2003. With respect to 4,710,272 shares of Common Stock, Morgan Stanley has shared voting power. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have engaged in the following transactions and relationships with certain of our executive officers, directors and persons who hold more than 5% of the outstanding shares of our Common Stock.

Other Related Transactions

     Upon consummation of our initial public offering, the intercompany agreement between us and AMB Investments, Inc., which is owned by our founders, Messrs. Abby, Burke and Moghadam, was modified so that it applies only to the office space and certain office equipment leased by AMB Investments, Inc., which is used by us, for fees equal to an allocation of AMB Investments, Inc.’s cost thereof. Pursuant to this agreement, we reimbursed AMB Investments, Inc. $0.9 million for occupancy costs in 2002.

     In November 1997, we and AMB Capital Partners, LLC (successor-in-interest to AMB Investment Management) entered into an agreement pursuant to which we agreed to provide to AMB Capital Partners, LLC certain acquisition related services and agreed to share the services of, and certain employment obligations of, certain employees. This agreement was terminated on January 1, 2002 and no amounts were allocated to AMB Capital Partners, LLC for the year ended December 31, 2002.

     In October 1986, our predecessor-in-interest entered into a property and asset management agreement with Inglewood Corporate Center Associates (“Inglewood”) to manage an office building, in which Messrs. Moghadam, Burke and Tusher hold 26.7%, 26.7% and 20% interests, respectively. In connection with the management of the building, Inglewood pays property and asset management fees to AMB Capital Partners, LLC. In 2002, Inglewood paid $115,248 in fees to AMB Capital Partners, LLC pursuant to this agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other of our equity securities. Insiders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, during the year ended December 31, 2002, all of these executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

AUDIT COMMITTEE FINANCIAL EXPERT

     Our Board of Directors has determined that we have at least one audit committee financial expert, J. Michael Losh, serving on our Board. Mr. Losh is independent as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

AUDITORS

     On May 8, 2002, we dismissed our independent auditors, Arthur Andersen LLP. Our Board of Directors, upon the recommendation of the Audit Committee, authorized the dismissal of Arthur Andersen LLP.

     During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 8, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two most recent fiscal years and the subsequent interim period through May 8, 2002.

     The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     We provided Arthur Andersen LLP with a copy of the foregoing disclosures. Attached as Appendix B is a copy of their letter, dated May 8, 2002, stating its concurrence with the statements in this and the previous three paragraphs.

     On May 8, 2002, we engaged the services PricewaterhouseCoopers LLP as our new independent auditors for the current fiscal year ending December 31, 2002. Our Board of Directors, upon the recommendation of the Audit Committee, authorized the engagement of PricewaterhouseCoopers LLP.

     In connection with our 2002 financial statement audit, PricewaterhouseCoopers LLP also performed audits of our consolidated financial statements for each of the years ended December 31, 2000 and 2001. As a result of these audits, PricewaterhouseCoopers LLP issued an unqualified opinion on our consolidated financial statements for each of the three years in the period ended December 31, 2002.

     During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 8, 2002, we did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     In connection with our 2002 audited financial statements, representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by way of the Securities and Exchange Commission’s website, http://www.sec.gov. You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the period ended December 31, 2002. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000.

OTHER MATTERS

     The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

March 14, 2003

By Order of the Board of Directors,

/s/ Tamra D. Browne TAMRA D. BROWNE Senior Vice President, General Counsel and Secretary

Appendix A

AMB PROPERTY CORPORATION

Audit Committee Charter
Originally Adopted March 1999
Amended February 2001
Further amended February 25, 2003

I. Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of AMB Property Corporation (the “Company”). The purposes of the Committee are to (a) assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s (the “auditor”) qualifications and independence, (iv) the Company’s internal control environment and risk management and (v) the performance of the auditor and the Company’s internal audit function, and (b) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

II. Composition

•	The Committee, and its chairperson (the “Chair”), shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. The Committee shall be composed of at least three directors.

•	The members shall meet the independence and experience requirements of the Bylaws of the Company, as well as the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission as applicable to the Company. Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Any such determination shall be disclosed in the Company’s annual proxy statement.

III. Powers and General Responsibilities

The Committee shall:

•	meet quarterly, or more frequently if circumstances indicate. The Chair shall schedule and provide a written agenda in advance of all meetings. The Committee may ask members of management, any employee of the Company, the Company’s outside counsel, the auditor or others to attend its meetings or to meet with any members of, or consultants to, the Committee.

•	meet separately, periodically, with management, with the personnel responsible for the internal audit function and with the auditor.

•	maintain minutes of its meetings and regularly report its actions to the Board with such recommendations as the Committee may deem appropriate.

•	have unrestricted access to members of management and all information relevant to its responsibilities and authority to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

•	have authority to retain independent counsel, accountants or others, at the Company’s expense, to advise the Committee or assist in the performance of any of its responsibilities.

•	review and reassess annually the adequacy of this Charter, and recommend any changes to the Board.

•	cause the Nominating & Governance Committee to conduct annually and report to the Board a performance evaluation of the Committee.

•	prepare for inclusion in the Company’s annual proxy statement a report to stockholders as required by the Securities and Exchange Commission.

•	perform such other functions assigned by law, the Company’s organizational documents or Bylaws, or the Board.

The Committee may form and delegate authority to subcommittees as it considers appropriate. The Committee is responsible for the oversight and other duties set forth in this Charter, but is not responsible for (i) planning or conducting audits, (ii) determining that the Company’s financial statements and disclosures are complete and accurate or are in accordance with accounting principles or applicable rules and regulations, or (iii) ensuring the Company’s compliance with other laws or regulations or corporate policies. These are the responsibilities of management and the auditor.

IV. Specific Responsibilities

A. Internal Controls and Risk Assessment

The Committee shall:

•	discuss with management and the auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	review and discuss with management and the auditor management’s disclosure to the Committee of all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls.

•	discuss with management and the auditor any fraud disclosed to the Committee, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

B. Engaging and Overseeing the Company’s Relationship with the Auditor

The Committee shall:

•	have the sole authority to appoint or replace the auditor (subject, if applicable, to stockholder ratification) and shall pre-approve all audit services, fees and terms and all permitted non-audit services provided to the Company by the auditor.

•	review and evaluate the qualifications, performance and independence of the auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the personnel responsible for the internal audit function. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor. For these purposes, at least annually, the Committee shall obtain and review a report by the auditor describing, to the extent permitted under applicable auditing standards: the auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the auditor and the Company.

•	review and evaluate the qualifications, performance and independence of the lead partner of the auditor and review the need to rotate the lead, reviewing or coordinating partner(s) in accordance with the applicable rules and regulations.

•	review the scope and approach of the audit plan with the auditor, including staffing and the auditor’s reliance on management.

•	resolve any disagreements between the auditor and management regarding financial reporting.

•	review the auditor’s process of identifying and responding to key audit and internal control risks.

•	obtain and review a periodic analysis from the auditor on changes in accounting and financial reporting practices applicable to the industry generally and to the specific activities of the Company.

•	set clear policies for the hiring by the Company of employees or former employees of the auditor.

In connection with these responsibilities, it is understood that the auditor is ultimately accountable to the Committee and the Board, as representatives of the stockholders. The auditor shall report directly to the Committee.

C. Reviewing Audits and Financial Statements

The Committee shall:

•	review and discuss with management and the auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	review and discuss with management and the auditor the Company’s quarterly financial statements prior to the filing of any Quarterly Report on Form 10-Q, including disclosures made in management’s discussion and analysis.

•	review and discuss with management and the auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, analyses prepared by management and the auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the development, selection and disclosure of critical accounting estimates, the degree to which the Company’s accounting principles and underlying estimates are aggressive or conservative and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

•	discuss with management the types of information contained in and the manner of presentation of (i) the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and (ii) financial information and earnings guidance provided to analysts and rating agencies.

•	discuss with management and the auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements.

•	discuss with management and the auditor any correspondence with regulators or governmental agencies relating to matters impacting the Company’s financial statements.

•	discuss with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

•	the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the auditor, the personnel responsible for the internal audit function or management and the auditor’s judgment about the quality of the Company’s accounting principles and practices;

•	the management letter provided by the auditor and the Company’s response to that letter; and

•	any difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	discuss with the auditor the responsibilities, budget and staffing of the Company’s internal audit function.

•	review the significant reports to management prepared by the personnel responsible for the internal audit function and management’s responses.

D. Compliance with Laws and Regulations

The Committee shall:

•	at least annually, review with the Company’s counsel the Company’s process for determining risks from asserted and unasserted claims and from noncompliance with laws and regulations.

•	at least annually, review with the Company’s counsel any legal and regulatory matters that may have a significant impact on the Company’s operations or financial statements, the Company’s compliance with laws and regulations, and inquiries received from regulators.

•	review the Company’s adoption of and processes for administering its code of business conduct.

•	establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting controls or auditing matters.

Appendix B

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 8, 2002

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the current report on Form 8-K dated May 8, 2002 of AMB Property Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Enclosure

cc:	Mr. Michael A. Coke, Executive Vice President and Chief Financial Officer AMB Property Corporation

Dear Stockholder:

Please take note of the important information enclosed with this proxy.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Maryland law.

Sincerely,

AMB Property Corporation

PROXY

AMB PROPERTY CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AMB Property Corporation acknowledges receipt of a copy of the Annual Report and the Proxy Statement, each dated March 14, 2003, and, revoking any proxy heretofore given, hereby appoints Hamid R. Moghadam, W. Blake Baird, Michael A. Coke and David S. Fries, and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of AMB Property Corporation held of record by the undersigned on March 5, 2003, at the Annual Meeting of Stockholders to be held on May 22, 2003, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

AMB Property Corporation
c/o EquiServe Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

Voter Control Number
[    ]

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/amb	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

Vote by Mail	Mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope furnished for that purpose.

[X] Please mark votes as in this example.

The Board of Directors recommends a FOR vote for Proposal 1.

1.     Election of Directors

Nominees:	(01) Hamid R. Moghadam, (02) W. Blake Baird, (03) T. Robert Burke, (04) David A. Cole, (05) J. Michael Losh, (06) Frederick W. Reid, (07) Jeffrey L. Skelton, Ph.D., (08) Thomas W. Tusher, (09) Caryl B. Welborn, Esq.

	FOR	WITHHELD
	[ ]	[ ]
[ ]
For all nominees except as noted above

2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND [ ] NOTE AT LEFT

Please sign exactly as your name appears
hereon. Joint owners should each sign.
Executors, administrators, trustees,
guardians or other fiduciaries should give
full title as such. If signing for a
corporation, please sign in full corporate
name by a duly authorized officer.

Signature:	Date: